EXHIBIT 32

     In connection with the Quarterly Report of Learningwire.com (the "Company") on Form 10-QSB for the period ended September 30, 2005 as filed with the Securities and Exchange Commission (the "Report"), Stephen K. Smith, the President and Chief Executive Officer and Michael Grove the Principal Financial and Accounting Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects the financial condition and results of the Company.


                                          KRANEM CORPORATION
                                          d/b/a
                                          LEARNINGWIRE.COM



November 14, 2005                         By: /s/ Stephen K. Smith
                                              ---------------------------------
                                              Stephen K. Smith, President and
                                              Chief Executive Officer


November 15, 2005                         By: /s/ Michael Grove
                                              ---------------------------------
                                              Michael Grove, Principal Financial
                                              and Accounting Officer